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                                                                    EXHIBIT 99.1

SIMMONS COMPANY THIRD QUARTER SALES SOAR 32%

ADJUSTED EBITDA GAIN 31%

ATLANTA, GA (November 7, 2000) - Simmons Company reported today that net sales for the third quarter ended September 30, 2000 increased 31.7% to $227.8 million, as compared to $173.0 million for the same period a year ago. Net sales for the nine months ended September 30, 2000 rose 19.0% to $555.7 million, as compared to $467.0 million for the same period a year ago.

         For the third quarter of 2000, adjusted EBITDA increased 30.6%, to $27.9 million, compared to $21.3 million in the prior year period. For the first nine months of 2000, adjusted EBITDA totaled $52.0 million, a 25.0 % increase over the total for the first nine months of 1999 of $41.6 million.

         Simmons Chairman and CEO Charlie Eitel said the third quarter sales gain was helped by an extra week in the 2000 fiscal period. "Even after adjusting for the extra week in the current quarter, our sales growth for the quarter was approximately 22.3% compared to a year ago. We are pleased with the top-line growth improvement achieved during the third quarter."

         He continued, "I am pleased to report that the combined efforts and hard work of our more than 3,000 associates is gaining momentum. Our focus will continue to be on delivering a better night's sleep for our consumer customers by continuing to lead the industry in product design. We are very excited about the introduction at the October International Home Furnishings Market of our new Simmons Olympic(R) Queen (6" wider than a standard queen), the first new size mattress to be offered since Simmons introduced the Queen and King in 1958. We have also received very strong placements of our new BackCare(R) 2001 line, also launched at the International Home Furnishings Market. By the end of 2000, all of Simmons products will be built so they will never have to be flipped, a feature to which consumers have shown an overwhelming acceptance."

         Commenting on the overall tone of business, Eitel said, "We are pleased that our growth is being shared with our retailers, providing them with an opportunity to benefit from Simmons' new product innovations. Although sales in certain sectors of the home furnishings industry have shown softness in the recent quarter, our business remains very good in spite of a significant decline in sales to Heilig-Meyers, who filed for bankruptcy in August."

         The Company will webcast its third quarter 2000 financial results conference call on Wednesday, November 8, 2000. The webcast will begin at 10:00 a.m. EST and will be available at http:www.simmons.com. The webcast will also be available for replay through December 8, 2000.




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         Maker of Beautyrest(R), BackCare(R), DreamScapes(TM), and Deep
Sleep(R), Atlanta-based Simmons Company employs more than 3,000 people and operates 18 plants throughout the United States and Puerto Rico. Simmons is committed to helping consumers attain a higher quality of sleep and supports its mission through a Better Sleep Through Science(TM) philosophy, which includes developing superior mattresses and promoting a sound, smart sleep routine. For more information, consumers and customers can visit the Company's website at www.simmons.com.

FORWARD-LOOKING STATEMENTS: This news release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, such as, among others, statements relating to future operating results and customer acceptance of our products. Such statements are dependent on a number of factors, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Such factors include the Company's ability to continue its sales growth and further improve its profitability, in addition to those factors identified from time to time in the Company's required filings with the U.S. Securities and Exchange Commission.

CONTACT:  William S. Creekmuir, Executive Vice President and CFO - 770-512-7700

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
SIMMONS COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
($ millions)
------------------------------------------------------------------------------------------------------------------

THIRD QUARTER

                                                              September 30,            September 25,
                                                                 2000                       1999
                                                               (14 weeks)                (13 weeks)
                                                               ----------                ---------

Net sales                                                      $ 227,819                $ 172,964

       Cost of products sold                                     125,662                   98,133
                                                               ---------                ---------

Gross margin                                                     102,157                   74,831

Operating expenses
       Selling, general and administrative expenses               82,357                   56,249
       ESOP expense                                                1,675                    1,792
       Amortization of intangibles                                 2,110                    1,907
                                                               ---------                ---------

Operating income                                                  16,015                   14,883
       Interest expense, net                                       9,285                    8,098
       Other expense, net                                            438                      408
                                                               ---------                ---------

Loss before income taxes                                           6,292                    6,377

Income tax provision                                              13,983                    2,624
                                                               ---------                ---------

Net income (loss)                                              $  (7,691)               $   3,753
                                                               =========                =========

Adjusted EBITDA*                                               $  27,856                $  21,336
                                                               =========                =========

------------------------------------------------------------------------------------------------------------------

FIRST NINE MONTHS

                                                            September 30,            September 25,
                                                                2000                      1999
                                                             (40 weeks)                (39 weeks)
                                                              ---------                ---------

Net sales                                                     $ 555,724                $ 467,001

       Cost of products sold                                    312,603                  267,620
                                                              ---------                ---------

Gross margin                                                    243,121                  199,381

Operating expenses
       Selling, general and administrative expenses             209,717                  165,701
       ESOP expense                                               5,339                    5,377
       Management compensation-severance related                  3,777                     --
       Amortization of intangibles                                6,241                    5,721
                                                              ---------                ---------

Operating income                                                 18,047                   22,582
       Interest expense, net                                     26,594                   24,115
       Other expense, net                                         1,340                    1,267
                                                              ---------                ---------

Loss before extraordinary item and income
       taxes                                                     (9,887)                  (2,800)

Income tax benefit                                               (1,337)                  (1,358)
                                                              ---------                ---------

Loss before extraordinary item                                   (8,550)                  (1,442)

Extraordinary item                                                 --                      2,173
                                                              ---------                ---------

Net loss                                                      $  (8,550)                  (3,615)
                                                              =========                =========

Adjusted EBITDA*                                              $  52,004                $  41,621
                                                              =========                =========


(*) Adjusted EBITDA represents earnings before interest, income tax, depreciation and amortization expense and excludes for the third quarter a $3.1 million charge, in the aggregate, based on a decision by management to cease further direct investment into retail distribution; an increase of $1.8 million in bad debt reserve related to the Heilig-Meyers bankruptcy filing; and a cash operating loss of $0.4 million related to Gallery Corp. For the nine months adjusted EBITDA excludes charges of $3.8 million related to severance; charges of $7.8 million, in the aggregate, based on a decision by manangement to cease further direct investment into retail distribution; an increase of $1.8 million in bad debt reserve related to the Heilig-Meyers bankruptcy filing; and a cash operating loss of $0.9 million related to Gallery Corp.